UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

January 28, 2015

Post Properties, Inc.

Post Apartment Homes, L.P.

(Exact name of registrant as specified in its charter)

Georgia Georgia	1-12080 0-28226	58-1550675 58-2053632
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4401 Northside Parkway, Suite 800, Atlanta, Georgia	30327
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 846-5000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 28, 2015, Post Apartment Homes, L.P. (the “Operating Partnership”) executed a First Amendment (the “Term Loan Amendment”) to the Term Loan Agreement by and among the Operating Partnership, Wells Fargo Bank, National Association, as Administrative Agent, and each of the financial institutions a signatory thereto. The Term Loan Amendment extends the term of the Operating Partnership’s $300 million unsecured loan (the “Term Loan”) from January 2018 to January 2020.

As amended, the current stated interest rate is LIBOR plus 1.15% per annum. The Term Loan provides for the interest rate to be adjusted up or down based on changes in the credit ratings of the Operating Partnership’s senior unsecured debt. As amended, there are five stated pricing levels for the spread over LIBOR ranging from 0.90% to 1.85%. Among other things, the Term Loan Amendment also:

•	reduces the capitalization rate from 6.5% to 6.0% for the purpose of valuing gross asset value for the financial covenant calculations;

•	eliminates previous prepayment penalties;

•	releases certain subsidiaries from the requirement to guarantee the Term Loan;

•	amends the financial covenants by: (1) removing covenants relating to tangible net worth and the gross asset value ratio attributable to the Operating Partnership and its guarantor subsidiaries; and (2) amending restrictions on the amount of investments in specific categories of assets; and

•	amends certain definitions, including the definition of EBITDA.

On January 28, 2015, the Operating Partnership also executed a Second Amendment (the “Syndicated Line Amendment”) to its Second Amended and Restated Credit Agreement by and among the Operating Partnership, Wells Fargo Bank, National Association, as Administrative Agent, and each of the financial institutions a signatory thereto. The Syndicated Line Amendment extends the term of the Operating Partnership’s $300 million unsecured revolving line of credit (the “Syndicated Line”) from January 2016 to January 2019 with a one-year extension option subject to the Operating Partnership paying a fee in the amount of 0.15% of the commitments being extended and the satisfaction of certain other conditions.

The Syndicated Line Amendment amends the interest rate spread over LIBOR and the annual facility fees payable by the Operating Partnership. As amended, the current stated interest rate is LIBOR plus 1.05% per annum, and the current annual facility fees are equal to 0.20% per annum of aggregate loan commitments. The Syndicated Line provides for the interest rate and facility fee rate to be adjusted up or down based on changes in the credit ratings of the Operating Partnership’s senior unsecured debt. As amended, there are five stated pricing levels for (1) the spread over LIBOR for syndicated borrowings ranging from 0.875% to 1.55% and (2) the facility fee ranging from 0.125% to 0.30%. The Syndicated Line Amendment also includes amendments to the terms of the Syndicated Line substantially consistent with the amendments made by the Term Loan Amendment as described above.

On January 28, 2015, the Operating Partnership also executed a Second Amendment (the “Cash Management Line Amendment”) to its Amended and Restated Revolving Loan Credit Agreement by and between the Operating Partnership and Wells Fargo Bank, National Association, which provides for a $30 million unsecured cash management line of credit (the “Cash Management Line”). The Cash Management Line Amendment extends the term of the Cash Management Line from January 2016 to January 2019, with a one-year extension option subject to the Operating Partnership paying a fee in the amount of 0.15% of the commitment being extended and the satisfaction of certain other conditions. The Cash Management Line Amendment also amends the interest rates and includes facility fees (in lieu of the unused commitment fees as provided in the previous agreement) consistent with those set forth in the Syndicated Line Amendment, and includes other amendments substantially consistent with the amendments made to the Syndicated Line by the Syndicated Line Amendment as described above.

In connection with the refinancing of the Term Loan, Syndicated Line and Cash Management Line, the Company expects to recognize an extinguishment loss of approximately $0.2 million relating to the write-off of a portion of unamortized deferred financing costs associated with the previous arrangements.

The foregoing descriptions of the Term Loan Amendment, the Syndicated Line Amendment and the Cash Management Line Amendment are general descriptions and are qualified in their entirety by reference to the Term Loan Amendment, the Syndicated Line Amendment and the Cash Management Line Amendment, which the Company intends to file as exhibits to its Annual Report on Form 10-K for the year ended December 31, 2014.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The contents of Item 1.01 of this Current Report on Form 8-K are incorporated into this Item 2.03 by reference.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POST PROPERTIES, INC.

Date: February 2, 2015	By:	/S/ DAVID P. STOCKERT
David P. Stockert
President and Chief Executive Officer

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POST APARTMENT HOMES, L.P.

Date: February 2, 2015	By:	POST GP HOLDINGS, INC., as General Partner

	By:	/s/ DAVID P. STOCKERT

David P. Stockert
President and Chief Executive Officer